Funding Agreement

Novonix Limited

YA II PN, Ltd

Agreement for the provision of funding by way of the issue of Convertible Debentures with a maximum aggregate face value of US$100,000,000

Execution Copy

Table of Contents

1.	Definitions and Interpretation		9
	1.1	Definitions	9
	1.2	Interpretation	20
	1.3	Payments	21
	1.4	Investor nomination	21
2.	Securities		22
	2.1	Issue of Securities	22
	2.2	Issue of Second Drawdown Convertible Debentures and Additional
		Drawdown Convertible Debentures	22
	2.3	Drawdown of facilities	23
	2.4	Offset	24
	2.5	Interest	24
	2.6	Holding Statement	24
3.	ASX Listing Rule 7.1		24
4.	Early Redemption		24
	4.1	Early Redemption by the Company	24
5.	Interest Equity Shares and Conversion		25
	5.1	Conversions at election of Investor	25
	5.2	Interest Equity Shares	26
	5.3	Conversion cap	26
6.	Repayment, Prepayment and Redemption		27
	6.1	Redemption of Amount Outstanding on the Maturity Date	27
	6.2	Amortisation Event and Mandatory redemption	27
	6.3	Change of Control	27
	6.4	No other Redemption	28
7.	Requirements for the issue of Securities		28
	7.1	ASX filings	28
	7.2	Electronic Delivery	29
	7.3	Quotation	29
	7.4	Shares Cleansing Statements	29
	7.5	Disclosure document	29
	7.6	Investor’s election for issue or payment	30
	7.7	Takeover threshold and other limitations	30
	7.8	Ranking of the Investor’s Shares	31
	7.9	Requirements for all issues	31
	7.10	No shareholder rights	32
	7.11	Rights of Investor and Subordination	32
8.	Conditions Precedent		32

	8.1	Conditions Precedent to First Drawdown	32
	8.2	Conditions Precedent to Second Drawdown Convertible Debentures,
		Second Drawdown and Final Drawdown	32
	8.3	Condition Precedent to Additional Drawdown Convertible Debentures
		and Additional Drawdown	33
	8.4	Waiver of Conditions by the Investor	34
	8.5	Requirement to obtain Shareholder Approval	35
	8.6	Cancellation of Convertible Debentures	35
9.	Representations and Warranties		35
	9.1	Representations and warranties by the Company	35
	9.2	Representations and warranties by the Investor	35
	9.3	Deemed repetition	35
	9.4	Party’s reliance	35
	9.5	Construction of representation and warranties	35
	9.6	Disclosures and limitation	36
	9.7	Notice	36
	9.8	Breach of representation or warranty	36
10.	Conduct of affairs		36
	10.1	Conduct of business	36
	10.2	Other negative covenants	36
	10.3	Use of proceeds	37
	10.4	Maintenance of Share registry	37
	10.5	Maintenance of listing	37
	10.6	Publicity and confidentiality	38
	10.7	Non-public information	38
	10.8	Miscellaneous	39
11.	Investor’s activities		39
	11.1	Investor’s dealings in Securities	39
	11.2	No shorting	39
	11.3	Acknowledgment	39
	11.4	AFSL	39
	11.5	Sales Reporting	40
	11.6	Short selling and other restrictions	40
12.	Additional obligations and agreements		40
	12.1	No conflicting actions	40
	12.2	Compliance with Laws	40
	12.3	Further assurances	40
	12.4	Set-off	40
	12.5	Set-off exclusion	41
	12.6	Other Convertible Debentures and payment obligations	41
	12.7	Maintenance of placement capacity	41

13.	Taxes, stamp duty and withholdings		41
	13.1	Taxes generally	41
	13.2	GST	42
	13.3	Tax compliance by Company	42
	13.4	General withholding gross-up	42
14.	Default		43
	14.1	Events of Default	43
	14.2	Investor’s right to investigate	44
	14.3	Notification by Company	44
	14.4	Certification by Company	44
	14.5	Rights of the Investor upon default	44
	14.6	Postponement	45
	14.7	Interest	46
15.	Change of Law		47
	15.1	Law and change in Law	47
	15.2	Payment of Amount Outstanding	47
16.	Termination		47
	16.1	Events of Termination	47
	16.2	Effect of Termination	47
17.	Survival and Indemnification		48
	17.1	Survival	48
	17.2	Revival	48
	17.3	Indemnification	48
	17.4	Indemnities generally	49
18.	Miscellaneous		49
	18.1	Time of the essence	49
	18.2	No partnership or advisory or fiduciary relationship	49
	18.3	Certificates	49
	18.4	Remedies and injunctive relief	50
	18.5	Adjustments	50
	18.6	Assignment and third party beneficiaries	50
	18.7	Counterparts and faxes	51
	18.8	Notices	51
	18.9	Amendments and waivers	52
	18.10	Legal Costs	52
	18.11	Additional expenses	53
	18.12	Severability and supervening legislation	53
	18.13	Entire Agreement	53
	18.14	Governing law and submission to jurisdiction	53
Schedule 1 – Company representations and warranties			57

Schedule 2 – Investor representations and warranties	59
Annexure A – Form of CEO Certificate	60
Annexure B – Drawdown Statement	61
Annexure C – Conversion Notice	62
Annexure D – Early Redemption Notice	63

Funding Agreement

DETAILS SCHEDULE

Date:	24 July 2025
Investor:

YA II PN, Ltd of 1012 Springfield Ave, Mountainside, New Jersey 07092 an exempted company incorporated in the Cayman Islands with limited liability and whose registered office is at PO Box 309, Ugland House, Grand Cayman KY1 1101.

Company:	Novonix Limited ACN 157 690 830 of 353 Corporate Place Chattanooga, TN 37419.
Security:	Not applicable.
First Drawdown Date:	On Financial Close.
First Drawdown Amount:	US$23,275,000, being the amount equal to 95% of the Face Value of the First Drawdown Convertible Debentures to be advanced by the Investor.
First Drawdown Convertible Debentures:	24,500,000 Convertible Debentures.
Second Drawdown Date:	A date during the Second Drawdown Period on which the Company may utilise a Second Drawdown in accordance with the terms of this Agreement.
Second Drawdown Amount:	Has the meaning given to that term in clause 2.3(b)(ii) of this Agreement.
Second Drawdown Convertible Debentures:	35,500,000 Convertible Debentures.
Second Drawdown Funding Cap:	US$33,725,000, being the amount equal to 95% of the Face Value of the Second Drawdown Convertible Debentures.
Final Drawdown Date:	180 days from Financial Close.
Final Drawdown Amount:	Such amount that is equal to US$57,000,000 less the aggregate of the First Drawdown Amount plus the Second Drawdown Amount (if drawn by the Company), as specified in the Final Drawdown Statement.
Additional Drawdown Date:

A date during the Additional Drawdown Period on which the Company may utilise an Additional Drawdown in accordance with the terms of this Agreement, following mutual agreement between the Company and the Investor, provided that the aggregate amount advanced under this Agreement shall not exceed 95% of the Headline Amount.

Additional Drawdown Amount:	US$38,000,000, being the amount equal to 95% of the Face Value of the Additional Drawdown Convertible Debentures.
Additional Drawdown Convertible Debentures:	40,000,000 Convertible Debentures.

Face Value:	US$1 per Convertible Debenture (as applicable).
Interest:	Interest is payable at a rate of: (a) 5% per annum, for so long as an Event of Default has not occurred and is not subsisting;and (b) 18% per annum, if an Event of Default has occurred and is subsisting.
Maturity Date:

In respect of:

(a)
the First Drawdown Convertible Debentures,the day which is 18 months after Financial Close;
(b)
the Second Drawdown Convertible Debentures that represent the Second Drawdown Amount,the day which is 18 months after the Second Drawdown Date;
(c)
the Second Drawdown Convertible Debentures that represent the Final Drawdown Amount, the day which is 18 months after the Second Drawdown Date; and
(d)
the Additional Drawdown Convertible Debentures, the day which is 18 months after the Additional Drawdown Date,

unless earlier redeemed or converted.

Fixed Conversion Price:	A price equivalent to 110% of the Reference Price(subject to adjustments made in accordance with clause 18.5).

Service Details:	Company:
Novonix Limited ACN 157 690 830
	Address:	1029 West 19th Street Chattanooga, TN37408
	E-mail:	mike.okronley@novonixgroup.com robert@novonixgroup.com
	Attention:	Mike O’Kronley and Robert Long

Investor:
YA II PN, Ltd Address:

1012 Springfield Ave, Mountainside, New Jersey07092 an exempted company incorporated in the Cayman Islands with limited liability and whose registered office is at PO Box 309, Ugland House, Grand Cayman KY11101

E-mail:	dgonzalez@yorkvilleadvisors.com; Legal@yorkvilleadvisors.com
Attention:	David Gonzalez and David Fine

Background

The Company has agreed to issue to the Investor Convertible Debentures with a maximum aggregate face value of US$100,000,000 in accordance with this Agreement and the Investor has agreed to provide a maximum of US$95,000,000 in funding to the Company in accordance with this Agreement.

It is agreed as follows.

1.
Definitions and Interpretation

1.1.
Definitions

The following definitions apply.

Actual Q1 Interest Amount means the amount of Interest actually owed by the Company to the Investor in respect of the First Quarterly Interest Period in accordance with clause 14.7.

Additional Drawdown means the utilisation of the Additional Drawdown Amount by the Company on the Additional Drawdown Date.

Additional Drawdown Date has the meaning given to that term in the Details Schedule.

Additional Drawdown Amount has the meaning given to that term in the Details Schedule.

Additional Drawdown Condition Time means the close of trading on ASX on the Trading Day immediately prior to the Additional Drawdown Date.

Additional Drawdown Convertible Debentures has the meaning given to that term in the Details Schedule.

Additional Drawdown Period has the meaning given to that term in clause 2.3(d)(i).

Affiliate means, with respect to any person, any other person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, the person and in relation to the Investor:

(a)
its subsidiary undertakings, its holding companies and the other subsidiary undertakings of its holding companies;
(b)
any fund of which the Investor or the Investor's general partner, trustee, nominee or manager, is a general partner, trustee, nominee or manager; and/or
(c)
any general partner, limited partner, trustee, nominee, manager of, or holder of interests (directly or indirectly) in (i) the Investor or (ii) any fund referred to in (b) above.

Agreement means this agreement.

Agreed Placement Capacity means 95,466,845 Shares, being the Company’s available placement capacity under Listing Rule 7.1 as at the date of this Agreement, less the number of Interest Equity Shares that are issued to the Investor pursuant to this Agreement.

Amortisation Amount has the meaning given to that term in clause 6.2.

Amortisation Event means either of:

(a)
the daily VWAP of any five (5) of any seven (7) consecutive days is lower than the Floor Price; or
(b)
the Company has issued in excess of 95% of the number of Shares of the Agreed Placement Capacity.

Amortisation Payment has the meaning given to that term in clause 6.2.

Amount Outstanding means, at any time, the aggregate total of the Face Value of the outstanding Convertible Debentures (and for the purposes of the Second Drawdown Convertible Debentures and the Additional Drawdown Convertible Debentures, means only such amounts of the Second Drawdown Amount, Final Drawdown Amount and Additional Drawdown Amount (as the case requires) that have been drawn by the Company from time to time in accordance with this Agreement) and all other amounts payable by the Company to the Investor under this Agreement, including any accrued but unpaid interest.

Annual Report means the annual report of the Company for the financial year ended 31 December 2024.

Appendix 2A has the meaning given to that term in the Listing Rules.

Appendix 3B has the meaning given to that term in the Listing Rules.

Appendix 3G has the meaning given to that term in the Listing Rules.

ASIC means the Australian Securities and Investments Commission.

Associate has the meaning given to that term in section 12 of the Corporations Act and Associated has a corresponding meaning.

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

ASX Settlement Operating Rules means the settlement rules of ASX Settlement Pty Ltd.

A$ means Australian dollars.

Base Q1 Interest Amount means US$302,055 being an amount equal to the accrued interest payable on the Face Value of the First Drawdown Convertible Debentures for the First Quarterly Interest Period.

Business Day has the meaning given to that term in the Listing Rules.

CAATSA means Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

Claim includes a claim, notice, demand, action, proceeding, litigation, arbitration, alternative dispute resolution proceedings, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this Agreement.

Cleansing Statement means:

(a)
a Convertible Debentures Cleansing Statement; or
(b)
the Shares Cleansing Statement.

Change of Control means, in respect of the Company, where a person (together with its Associates), other than the Investor and its Associates, acquires or holds a Relevant Interest in more than 50% of the Shares in the Company (excluding any Relevant Interests under conditional contracts).

Change of Control Redemption Amount has the meaning given to that term in clause 6.3(a).

CHESS has the meaning given to that term in the ASX Settlement Operating Rules.

Company means the person set out in the Details Schedule.

Condition Precedent means each of the conditions precedent specified in clauses 8.1, 8.2 and 8.3.

Condition Precedent Satisfaction Time means:

(a)
in respect of the Second Drawdown, the Second Drawdown Condition Time;
(b)
in respect of the Final Drawdown, the Final Drawdown Condition Time; and
(c)
in respect of the Additional Drawdown, the Additional Drawdown Condition Time.

Contemplated Transactions means the transactions contemplated in this Agreement, including each Drawdown, each Conversion and each issuance of Securities.

Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Controller has the meaning given to that term in the Corporations Act.

Conversion has the meaning given to that term in clause 5.1.

Conversion Amount has the meaning given to that term in clause 5.1.

Conversion Date has the meaning given to that term in clause 5.1.

Convertible Debentures means the First Drawdown Convertible Debentures, the Second Drawdown Convertible Debentures and the Additional Drawdown Convertible Debentures (as the case requires) to be issued by the Company in accordance with this Agreement and Convertible Debenture means any one of them.

Convertible Debentures Cleansing Statement means a written notice by the Company to ASX under section 708A(12C) of the Corporations Act (as varied by ASIC Instrument 2016/82) meeting the requirements of section 708A(12D) of the Corporations Act (as varied by ASIC Instrument 2016/82), in a form, and containing the information, that is sufficient so that Conversion Shares issued on Conversion of the Convertible Debentures to which the notice relates will be Tradeable, without any further action being required by the Company or the Investor.

Convertible Notes Register has the meaning given to that term in clause 2.1(e).

Conversion Notice has the meaning given to that term in clause 5.1.

Conversion Notice Date has the meaning given to that term in clause 5.1.

Conversion Price means the greater of:

(a)
the Floor Price; and
(b)
the lower of:
(i)
the Variable Conversion Price; and
(ii)
the Fixed Conversion Price.

Conversion Shares has the meaning given to that term in clause 5.1.

Corporations Act means the Corporations Act 2001 (Cth).

Details Schedule means the schedule of commercial details of this Agreement set out at the front of this Agreement.

Disposal means, in relation to Shares, to sell, transfer, assign, create a security interest over, declare oneself as trustee of, part with the benefit of or otherwise dispose of that Share (or any interest in or any part of it) (and Dispose has a corresponding meaning).

Drawdown means a utilisation of the facility under this Agreement, by way of subscription for Convertible Debentures on the terms of this Agreement.

Drawdown Date means, as context requires, the First Drawdown Date, the Second Drawdown Date, the Final Drawdown Date and the Additional Drawdown Date.

Drawdown Statement means a statement issued by the Company to the Investor in respect of the First Drawdown Amount or Second Drawdown Amount, Final Drawdown Amount or Additional Drawdown Amount (as the context requires) to be advanced by the Investor at the relevant Drawdown Date, substantially in the form of Annexure B, which specifies the gross proceeds, deductions, net proceeds to be received by the Company, and the Company’s wire transfer details.

Employee means an employee of a Group Company subject to an employment or services agreement with a Group Company as at the date of this Agreement.

Event of Default means an event of default as set out in clause 14.1.

Exchange Rate means, in respect of the conversion of one currency into another currency on a particular day, the spot rate of exchange displayed at or about time of determination on Bloomberg LP.

Excluded Tax means a Tax imposed by any jurisdiction on the Investor, or assessed against the Investor, as a consequence of the Investor being a resident of or organised or doing business in that jurisdiction, but not any Tax:

(a)
calculated on or by reference to the gross amount of a payment provided for under this Agreement or made in respect of a Contemplated Transaction (without the allowance of a deduction); or
(b)
imposed as a result of the Investor being considered a resident of or organised or doing business in Australia as a result of the Investor being a party to this Agreement or entering into a Contemplated Transaction.

Face Value means the amount set out in the Details Schedule in respect to Convertible Debentures.

Final Drawdown means the utilisation of the Final Drawdown Amount by the Company on the Final Drawdown Date.

Final Drawdown Amount has the meaning given to that term in the Details Schedule.

Final Drawdown Condition Time means the close of trading on ASX on the Trading Day immediately prior to the Final Drawdown Date.

Final Drawdown Date has the meaning given to that term in the Details Schedule.

Final Drawdown Statement means the Drawdown Statement issued by the Company in respect of the Final Drawdown Amount.

Financial Close means the later of:

(a)
the date that is one (1) Business Day after the date of this Agreement; and
(b)
the date on which each of the Conditions Precedent in clause 8.1(a) have been fulfilled or waived in accordance with clause 8.1(a).

Financial Indebtedness means:

(a)
moneys borrowed and any debit balance at any financial institution;
(b)
any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;
(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability;
(e)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;
(g)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;
(h)
consideration for the acquisition of assets or services payable more than 90 days after acquisition;
(i)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);
(j)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(k)
the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

First Amortisation Payment Date has the meaning given to that term in clause 6.2.

First Drawdown means the utilisation of the First Drawdown Amount by the Company on the First Drawdown Date, resulting in the issue of the First Drawdown Convertible Debentures to the Investor in accordance with the terms of this Agreement.

First Drawdown Amount has the meaning given to that term in the Details Schedule.

First Drawdown Convertible Debentures has the meaning given to that term in the Details Schedule.

First Drawdown Date has the meaning given to that term in the Details Schedule.

First Quarterly Interest Period has the meaning given to that term in clause 14.7(a).

Fixed Conversion Price has the meaning given to that term in the Details Schedule.

Floor Price means A$0.12, which represents, after rounding up to the nearest whole cent, 20% of the Reference Price.

Governmental Authorisation means any authorisation, consent, license, permit or registration issued or granted by any Governmental Authority.

Governmental Authority means any Australian or other national, federal, state, territorial or local governmental, legislative, regulatory or administrative authority, agency or commission, any court, tribunal or judicial or arbitral body, or the ASX.

Group Company means each of the Company and its Subsidiaries and Group means all of them.

GST means the goods and services tax levied under the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth).

GST Liability has the meaning given to that term in clause 13.2.

Headline Amount means US$100,000,000.

Indemnified Person means each person making up the Investor together with each of its Affiliates and in the case of YA II PN, Ltd, including, for the avoidance of doubt, Yorkville Advisors Global LP, Yorkville Advisors Global LLC, Yorkville Advisors Global II LLC, YAII GP, LP YAII GP, LLC, and any related partnership or body corporate of any such entities and such any entities’ and their related partnership’s and body corporates’ respective partners, shareholders, directors, officers, employees and agents.

A person is Insolvent if:

(a)
it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);
(b)
it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property;
(c)
it is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);
(d)
an application or order has been made (and in the case of an application which is disputed by the person, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above;
(e)
it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;

(f)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this agreement reasonably deduces it is so subject);
(g)
it is otherwise unable to pay its debts when they fall due; or

something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

Interest has the meaning given to that term in the Details Schedule.

Interest Commencement Date means:

(a)
in respect of the First Drawdown, Financial Close;
(b)
in respect of the Second Drawdown, the Second Drawdown Date;
(c)
in respect of the Final Drawdown, the Final Drawdown Date; and
(d)
in respect of the Additional Drawdown, the Additional Drawdown Date.

International Business Day means, for places outside Australia, a day, other than a Saturday or Sunday, on which banks in the relevant place are open for the general transaction of business.

Interest Equity Shares means 783,867 Shares, equal to the Base Q1 Interest Amount multiplied by the Reference Exchange Rate, divided by the Reference Price.

Investor has the meaning given to that term in the Details Schedule.

Investor’s CHESS Account means the Investor's or its nominee’s or designee’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company.

Investor’s Shares means any Shares to be issued to the Investor under this Agreement, including the Conversion Shares, Interest Equity Shares.

Law means the following in force from time to time:

(a)
the Listing Rules or regulations of ASX;
(b)
statutes, by-laws, regulations, ordinances, subordinate legislation and any policy enforceable under legislation;
(c)
judicial, governmental or administrative order or determination in any jurisdiction, and a Governmental Authority regulation, order, interpretation, guideline, policy or directive; and
(d)
common law.

LGES Convertible Notes means the unsecured convertible notes issued by the Company to LG Energy Solution, Ltd on 21 June 2023 from time to time, being 45,221,586 unsecured convertible notes as at the date of this Agreement.

LGES Subscription Agreement means the unsecured convertible note agreement between the Company and LG Energy Solution, Ltd dated 7 June 2023, pursuant to which the Company issued the LGES Convertible Notes to LG Energy Solution, Ltd.

Listing Rules means the listing rules of the ASX, as amended from time to time.

Losses means all losses, claims, damages, liabilities, awards, fines, penalties, demands and expenses, whether actual or contingent and whether existing or threatened (including all judgments, amounts paid in settlements, reasonable legal fees, costs and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit or investigation, existing or threatened, and the costs of enforcement), but does not include any indirect or consequential loss (including loss of profit) howsoever arising.

Material Adverse Effect means a thing, occurrence or event that has or is reasonably likely to have, a material adverse effect on:

(a)
the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company;
(b)
the ability of the Company to perform its obligations under the Agreement; or
(c)
the validity or enforceability against the Company of any material provision of any Transaction Document.

Materials means any materials delivered, or written statements made, by the Company or any of its agents, officers, directors, employees or representatives in connection with any Transaction Document at any time (including, for clarity, the representations and warranties set out in Schedule 1), and any announcements made by the Company to the ASX at any time.

Maturity Date has the meaning given to that term in the Details Schedule.

NASDAQ means the NASDAQ Stock Market, Inc. and the market operated by it, as applicable.

Net Interest Payment has the meaning given to that term in clause 14.7(e).

Net Q1 Interest Amount means the amount which is equal to the Base Q1 Interest Amount less the Actual Q1 Interest Amount.

Nominee has the meaning given to that term in clause 1.4.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Offtake Agreement means any offtake agreement entered into, or to be entered into, for the sale of synthetic graphite material produced by the Company (or any other material or product produced by the Company from time to time).

Optional Redemption has the meaning given to that term in clause 6.3(a).

Optional Redemption Date has the meaning given to that term in clause 6.3(b).

Optional Redemption Notice has the meaning given to that term in clause 6.3(a).

Optional Redemption Notice Date has the meaning given to that term in clause 6.3(b).

Party means a party to this Agreement.

Permitted Financial Indebtedness means:

(a)
any financial indebtedness incurred or permitted to be incurred under this Agreement;

(b)
any financial indebtedness incurred by any Group Company prior to the date of this Agreement so long as the amount of such indebtedness is not increased;
(c)
any financial indebtedness arising under:
(i)
any loan or other facilities made available to any Group Company pursuant to or in connection with any commitment from, or grant awarded by, the U.S. Department of Energy, or application for loan funding from the U.S. Department of Defence, in each case as disclosed by the Company to the ASX prior to the date of this Agreement; or
(ii)
any Offtake Agreement in the form of unsecured pre-payment arrangements provided that no such arrangement grants the counterparty any security interest, charge, or other encumbrance over any assets of the Company or any Group Company, nor includes any right to require repayment prior to the scheduled maturity of the Convertible Debentures, except with the prior written consent of the Investor;
(d)
any financial indebtedness which is subordinated to the Convertible Debentures and in a form and substance reasonably acceptable to the Investor;
(e)
which is unsecured for creditors on account of services provided to the Company in the ordinary course of ordinary business;
(f)
secured by a Permitted Security Interest so long as the amount of such indebtedness is not increased; and
(g)
incurred with the prior written consent of the Investor.

Permitted Security Interest means:

(a)
any Security Interest granted by any Group Company prior to the date of this Agreement;
(b)
any Security Interest arising under any Permitted Financial Indebtedness;
(c)
a Security Interest arising by operation of law;
(d)
any arrangement constituted by a retention of title in connection with the acquisition of goods;
(e)
finance leases and operating leases entered into by the Company in the ordinary course of business; and
(f)
any banker’s lien or right of set-off or combination that arises at law.

Potential Event of Default means an event or circumstance which, with notice or passage or lapse of time or both, would constitute an Event of Default.

Prospectus has the meaning given to that term in clause 7.5.

Redemption Trigger has the meaning given to that term in clause 6.3(a).

Reference Exchange Rate means 0.6587, being the Exchange Rate as at the date immediately prior to the date of this Agreement.

Reference Price means A$0.5850, being the closing share price on the ASX on the Trading Day immediately prior to the date of this Agreement.

Relevant Interest has the meaning given to that term in the Corporations Act.

Remaining Amount has the meaning given to that term in clause 4.1.

Remaining Convertible Debentures has the meaning given to that term in clause 8.6.

Rights means any Security Interest or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

Sanctions means all applicable economic, financial or other sanctions laws administered or enforced by a competent governmental authority, including without limitation: (i) the United Nations Security Council; (ii) the European Union; (iii) the governmental institutions and agencies of the United Kingdom, including His Majesty’s Treasury; and (iv) other relevant sanctions authority.

Sanctions Programs means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Second Drawdown means the utilisation of the Second Drawdown Amount by the Company on the Second Drawdown Date.

Second Drawdown Amount has the meaning given to that term in 2.3(b)(ii).

Second Drawdown Condition Time means the close of trading on ASX on the Trading Day immediately prior to the Second Drawdown Date.

Second Drawdown Convertible Debentures has the meaning given to that term in the Details Schedule.

Second Drawdown Date has the meaning given to that term in the Details Schedule.

Second Drawdown Period means the period commencing on the Second Issue Date and ending on the Business Day immediately prior to the Final Drawdown Date.

Second Drawdown Statement means the Drawdown Statement issued by the Company in respect of the Second Drawdown Amount.

Second Issue Date means the date that is two (2) Business Days after Shareholder Approval has been obtained.

Securities means each of the Convertible Debentures and the Investor’s Shares, and all of them together.

Securities Act means the United States Securities Act of 1933, as amended, together with the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time, and any successor statute, rules and regulations.

Security Interest means a charge, mortgage, security interest, encumbrance, pledge, right of first refusal, pre-emptive right, title retention, trust arrangement, contractual right, right of call or set off or any other security arrangement.

Security Structure Event means any consolidation (including Share consolidation), subdivision or pro-rata cancellation of the Company’s issued capital, or any payment of a dividend in Shares or distribution of Shares to holders of its outstanding ordinary shares; which for the avoidance of doubt, does not include a rights offering or a bonus issue.

Share means a fully paid ordinary share in the capital of the Company and includes the Interest Equity Shares.

Shareholder Approval means the approval of the Company’s shareholders to:

(a)
the issue of the Second Drawdown Convertible Debentures to the Investor; and
(b)
the issue of the Additional Drawdown Convertible Debentures,

as the case requires, including, in each case, for the purposes of, and under, Listing Rule 7.1, and all other relevant purposes.

Shares Cleansing Statement means a written notice by the Company to ASX under section 708A(5) of the Corporations Act meeting the requirements of section 708A(6) of the Corporations Act, in a form, and containing the information, that is sufficient so that the Interest Equity Shares to which the notice relates will be Tradeable, without any further action being required by the Company or the Investor.

Subsidiary means:

(a)
a subsidiary as defined in section 46 of the Corporations Act but as if a reference to body corporate includes any entity; and
(b)
an entity whose profit and loss is required by accounting standards, principles and practices applying by law or otherwise generally accepted and consistently applied in Australia, to be included in the consolidated Financial Statement of another entity or would be required if that other entity was a corporation, and Subsidiaries means each Subsidiary.

Tax means any tax, including any GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, and any income, stamp or transaction duty, tax or charge, which is assessed, levied, imposed or collected by any Governmental Authority and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of such items.

Term Sheet means the Non-Binding Term Sheet – Convertible Debenture Commitment between the Company and Yorkville Advisors Global, LP dated 24 June 2025.

Tradeable, in respect of Securities, means Securities that are able to be traded by way of secondary trading on the ASX, without disclosure having to be provided to the recipient in accordance with Division 2 of Part 6D.2 of the Corporations Act or otherwise being in breach of section 707 of the Corporations Act.

Trading Day has the meaning given to that term in the Listing Rules.

Transaction Documents means this Agreement and any amendment to it, all Shares Cleansing Statements and any Prospectuses.

Unremedied Default has the meaning given to that term in clause 14.5.

US$ means United States dollars.

Variable means a transaction in which the Company:

(a)
issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares either:
(i)
at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such equity, warrants, or debt securities, or
(ii)
with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction);
(b)
enters into any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Shares, other than any offering of Shares pursuant to an "at-the-market" offering; or
(c)
enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities (which, for the avoidance of doubt, shall not include any prepayment arrangements under Offtake Agreements) where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Shares.

Variable Conversion Price means

(a)
95% of the lowest daily VWAP over the five (5) consecutive Trading Days preceding the Conversion Notice Date; or
(b)
if the VWAP is zero (0), the lower of:
(i)
the day prior to the VWAP zero; or
(ii)
the day after the VWAP zero.

VWAP means in respect of a Share on any Trading Day, the volume weighted average market price (in A$) of the Shares on the ASX for such Trading Days, as reported by Bloomberg, LP or an alternative reputable reporting platform.

VWAP zero means in relation to one or more consecutive Trading Days, the total trading volume is zero.

1.2.
Interpretation

The following rules of interpretation apply unless the context requires otherwise.

(a)
Headings are for convenience only and do not affect interpretation.
(b)
The singular includes the plural and vice versa.
(c)
A gender includes all genders.

(d)
If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(e)
Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included.
(f)
A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented or novated.
(g)
A reference to a person includes an individual, corporation, partnership, trust, incorporated or unincorporated association or body, joint venture, limited liability company, joint stock company, Governmental Authority and other entity of any kind.
(h)
A reference to a Party includes a reference to its successors and permitted assigns and, as the case may be, its liquidator(s).
(i)
References to the Background, clauses, Schedules and Annexures are to the Background to, clauses of, Schedules to, and Annexures to, this Agreement.
(j)
The Schedules and the Annexures are incorporated in this Agreement.
(k)
This Agreement must be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
(l)
Any choice, permission, election, discretion or consent of the Investor may be exercised or given by the Investor in the Investor’s absolute discretion, except as otherwise stated in this Agreement.
(m)
If the date on or by which any act must be done under this Agreement is not a Business Day, the act must be done on or by the next Business Day.
(n)
A reference to a page or screen of an information service displaying a rate shall include:
(i)
any replacement page of that information service which displays that rate; and
(ii)
the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Issuer.
1.3.
Payments

Any payments required under this Agreement to be made by a Party to any other person will be made in United States dollars (subject to the relevant Exchange Rate of the day prior to the transfer) in immediately available funds, that is, by telegraphic transfer of cleared funds to the account specified to the Party by that other person from time to time.

1.4.
Investor nomination
(a)
Subject to clause 1.4(b), if any payment is to be made or Shares issued by the Company to the Investor, the Investor may by written notice to the Company specify a nominee or designee to receive the payment or the Securities (Nominee), and the obligation of the Company to make the payment or issue the Shares is satisfied if it is made or issued to the specified nominee or designee.
(b)
The Investor will not specify a Nominee to receive Shares under clause 1.4(a) unless that person is a broker who is registered as a participant on ASX and is a sophisticated or professional investor under section 708(8) or section 708(11) of the Corporations Act.
2.
Securities

2.1.
Issue of Securities
(a)
The Company may create and issue Securities under this Agreement and the obligations of the Company under those Securities are constituted by, and specified in, this Agreement.
(b)
The Investor agrees from time to time to subscribe for the Securities on the terms and subject to the conditions of this Agreement, and upon the issue of any Shares to them (including as a result of the conversion of any Convertible Debentures), agrees to become a member of the Company (in respect of such relevant class of securities) and be bound by the constitution of the Company.
(c)
This Agreement supersedes all previous agreements or understandings between the Issuer and the Investor, including, for the avoidance of doubt, the Term Sheet.
(d)
The Convertible Debentures are not and are not proposed to be admitted to trading or listing on any stock or securities exchange or market.
(e)
Title to the Convertible Debentures shall be evidenced by, and transfer of the Convertible Debentures may only be effected through, registration in a register (Convertible Notes Register) maintained by the Company.
(f)
The Investor may transfer any Convertible Debentures to any Affiliate of the Investor without the Company’s prior written consent, provided that the transferee agrees in writing to be bound by the terms of this Agreement. For transfers to any other person, the Investor may not transfer any Convertible Debentures without the Company's prior written consent to the proposed transfer, such consent not to be unreasonably withheld or delayed.
2.2.
Issue of Second Drawdown Convertible Debentures and Additional Drawdown Convertible Debentures

Subject to clause 8, on the Second Issue Date the Company must issue to the Investor:

(a)
the Second Drawdown Convertible Debentures; and
(b)
the Additional Drawdown Convertible Debentures,

with each Second Drawdown Convertible Debenture and Additional Drawdown Convertible Debenture being uncertificated and having a face value equal to the Face Value, in consideration of the Investor paying:

(c)
in respect of the Second Drawdown Convertible Debentures, the Second Drawdown Amount and Final Drawdown Amount; and

(d)
in respect of the Additional Drawdown Convertible Debentures, subject to clause 2.3(d), the Additional Drawdown Amount,

on the relevant Drawdown Date in accordance with this Agreement.

2.3.
Drawdown of facilities
(a)
First Drawdown: Subject to clause 8.1, on the First Drawdown Date, the Investor shall pay or cause to be paid to the Company the First Drawdown Amount in consideration of which on the First Drawdown Date:
(i)
the Company agrees to issue to the Investor the First Drawdown Convertible Debentures on the terms specified in this Agreement, with each First Drawdown Convertible Debenture being uncertificated and having a face value equal to the Face Value; and
(ii)
the Company agrees to issue the Interest Equity Shares on the terms specified in this Agreement.
(b)
Second Drawdown: Subject to clause 8.2, during the Second Drawdown Period:
(i)
the Company may request, and the Investor shall pay or cause to be paid to the Company, the Second Drawdown Amount on the Second Drawdown Date; and
(ii)
the Company may request to drawdown an amount in US$, as specified in the Drawdown Statement, provided that such amount (in addition to any Amount Outstanding in respect of the First Drawdown as at the date of the Second Drawdown Statement) does not exceed the Second Drawdown Funding Cap (Second Drawdown Amount).
(c)
Final Drawdown: Subject to clause 8.2, on the Final Drawdown Date the Company may request, and the Investor shall pay or cause to be paid to the Company, the Final Drawdown Amount.
(d)
Additional Drawdown: Subject to clause 8.3:
(i)
at any time up until the date that is 18 months following the date Shareholder Approval is obtained (or such other period as the Parties agree) (Additional Drawdown Period), the Parties may (but are not obliged to) mutually agree in writing that the Additional Drawdown shall be made available to the Company on the terms of this Agreement; and
(ii)
if the Parties agree to make available the Additional Drawdown in accordance with clause 2.3(d)(i), the Company may request on the Additional Drawdown Date, an amount, to be mutually agreed between the Company and the Investor, which, for the avoidance of doubt, need not be the full Additional Drawdown Amount.
(e)
The Parties acknowledge and agree that the aggregate amount advanced by the Investor under this Agreement shall not exceed 95% of the Headline Amount.
(f)
If the Parties do not agree to make available the Additional Drawdown in accordance with clause 2.3(d)(i), then the Parties agree that the Additional Drawdown Convertible Debentures will be cancelled, and the Investor will cease to be the holder of the Additional Drawdown Convertible Debentures, with effect from the expiry of the Additional Drawdown Period.
2.4.
Offset

All amounts payable by the Investor under this clause 2 shall be set-off against any payment due by the Company and/or any balance of the legal fee pursuant to clause 18.10.

2.5.
Interest

Interest accrues on the Amount Outstanding as provided under clause 14.7.

2.6.
Holding Statement

On Financial Close (in respect of the First Drawdown Convertible Debentures) and the Second Issue Date (in respect of the Second Drawdown Convertible Debentures and the Additional Drawdown Convertible Debentures), the Company must procure entry of the Investor in the Convertible Notes Register as the holder of the relevant Convertible Debentures and as soon as practicable thereafter provide (or procure that its securities registry provides) to the Investor a holding statement of the relevant Convertible Debentures.

3.
ASX Listing Rule 7.1

The Company and the Investor each acknowledge and agree that:

(a)
The proposed issues of Securities contemplated by this Agreement constitute agreements to issue equity securities for the purposes of Listing Rule 7.1.
(b)
As at the date of this Agreement, the Company has sufficient placement capacity under Listing Rule 7.1 to permit it to issue the Interest Equity Shares and the First Drawdown Convertible Debentures on the basis that the maximum number of underlying Shares that can be issued to the Investor upon conversion of the First Drawdown Convertible Debentures does not exceed the Agreed Placement Capacity (without requiring shareholder approval).
(c)
The Company does not have sufficient placement capacity under Listing Rule 7.1 to permit it to issue Securities in excess of the Agreed Placement Capacity without obtaining shareholder approval in accordance with the Listing Rules, and the issue of the Second Drawdown Convertible Debentures and the Additional Drawdown Convertible Debentures are each conditional on obtaining the applicable Shareholder Approval.
4.
Early Redemption

4.1.
Early Redemption by the Company

At any time during the period commencing on Financial Close and ending on the relevant Maturity Date whilst:

(a)
the average of the seven (7) daily VWAPs preceding the day on which the Early Redemption Notice is issued, is less than the Fixed Conversion Price; and

(b)
the VWAP on the day prior to the Early Redemption Notice is less than the Fixed Conversion Price,

the Company may, by giving seven (7) Trading Days written notice, elect to redeem all or part of the outstanding Convertible Debentures in cash at a price equal to 110% of the Amount Outstanding by issuing the Investor an Early Redemption Notice substantially in the form set out in Annexure D. Upon receiving the Early Redemption Notice, the Investor shall have seven (7) days to convert all or part of the Amount Outstanding at the Variable Conversion Price and the remainder (Remaining Amount), if applicable, shall be redeemed by the Company by paying to the Investor 110% of the Remaining Amount.

5.
Interest Equity Shares and Conversion

5.1.
Conversions at election of Investor
(a)
Subject to clauses 7.7and 5.3, following the First Drawdown Date (in respect of the First Drawdown Convertible Debentures), the Second Drawdown Date (in respect of the Second Drawdown Convertible Debentures) and the Additional Drawdown Date (in respect of the Additional Drawdown Convertible Debentures) up until but excluding the third Trading Day prior to the relevant Maturity Date, while there is an Amount Outstanding, the Investor may in its discretion elect to convert one or more Convertible Debentures into Shares (each, a Conversion), by providing the Company notice substantially in the form set out in Annexure C (each, a Conversion Notice and each date of such notice, a Conversion Notice Date) specifying:
(i)
the number of Convertible Debentures to be converted;
(ii)
the aggregate Face Value of the Convertible Debentures to be converted, together with any accrued but unpaid interest that the Investor wishes to convert (the Conversion Amount);
(iii)
(if applicable) the Net Q1 Interest Amount to be deducted from the Conversion Amount in accordance with clause 5.1(e);
(iv)
the Conversion Price;
(v)
the Exchange Rate;
(vi)
whether the Shares are to be issued to a Nominee in accordance with clause 1.4;
(vii)
the number of Shares that the Company must issue to the Investor, being equal to the Conversion Amount divided by the Conversion Price (Conversion Shares) that the Company must issue to the Investor in respect of the Conversion. That number must be determined by dividing the Conversion Amount (before giving effect to any set-offs set out in this Agreement) by the Conversion Price (utilising the Exchange Rate as at the Trading Day immediately preceding the Conversion Notice Date), provided that if the resultant number contains a fraction, the number must be rounded up to the next highest whole number; and

(viii)
the details of the Investor's CHESS Account or Securityholder Reference Number into which the relevant Shares are to be delivered.
(b)
Notwithstanding any other provision of this Agreement, in respect of the Second Drawdown Convertible Debentures and the Additional Drawdown Convertible Debentures, the Investor can only convert:
(i)
in the case of the Second Convertible Debentures, the Face Value of the Second Drawdown Convertible Debentures that represents the Second Drawdown Amount and Final Drawdown Amount; and
(ii)
in the case of the Additional Drawdown Convertible Debentures, the Face Value of the Additional Drawdown Convertible Debentures that represents the Additional Drawdown Amount,

that has been drawn by the Company in accordance with this Agreement as at the Conversion Notice Date.

(c)
Following the receipt of a Conversion Notice and in the absence of any manifest error, the Company must effect the conversion of the Conversion Amount (less the Net Q1 Interest Amount in accordance with clause 5.1(e)) specified in that Conversion Notice by issuing to the Investor in accordance with this Agreement (including clauses 7 and 8) the number of Conversion Shares specified in that Conversion Notice within 2 (two) Trading Days of the Conversion Notice Date (Conversion Date). Upon the Company doing so, the Amount Outstanding will be reduced by the Conversion Amount and the relevant number of Convertible Debentures will be redeemed.
(d)
For the avoidance of doubt the Conversion Amount referred to in sub-clause (c) above shall be deemed to fully satisfy and discharge all obligations of the Company to pay to the Investor in respect of the Convertible Debenture, the principal outstanding and any accrued but unpaid interest up to (but excluding) the Conversion Date.
(e)
To the extent that there is a Net Q1 Interest Amount as at the end of the First Quarterly Interest Period, in respect of any subsequent Conversion of the First Drawdown Convertible Debentures after the First Quarterly Interest Period the Conversion Amount upon each Conversion will be reduced by the Net Q1 Interest Amount until the Net Q1 Interest Amount is zero.
5.2.
Interest Equity Shares
(a)
Subject to clause 7.7 and the other provisions of this Agreement, on the First Drawdown Date, the Investor shall subscribe for, and the Company shall allot and issue to the Investor, the Interest Equity Shares.
(b)
The Interest Equity Shares shall be held by the Investor and applied in accordance with this clause 5.2.
5.3.
Conversion cap
(a)
Notwithstanding any other provision of this Agreement, in respect of the First Drawdown Convertible Debentures the Investor will only be entitled to convert such number of First Drawdown Convertible Debentures that represents a corresponding number of Shares (as determined in accordance with clause 5.1) up to the Agreed Placement Capacity.

(b)
Where a Conversion in respect of the First Drawdown Convertible Debentures would result in the number of Shares issued to the Investor (in aggregate) exceeding the Agreed Placement Capacity, such excess Convertible Debentures will not be able to be converted and such Shares will not be required to be issued by the Company unless and until the Company obtains the approval of its shareholders for the purposes of Listing Rule 7.1 (and for all other purposes) by the requisite majorities under the Listing Rules.
6.
Repayment, Prepayment and Redemption

6.1.
Redemption of Amount Outstanding on the Maturity Date

On the relevant Maturity Date in respect of the Convertible Debentures, to the extent there is an Amount Outstanding, the Convertible Debentures (less any Convertible Debentures the subject of an outstanding Conversion) will automatically by redeemed by the Company paying the Investor an amount of cash in full equal to the Amount Outstanding (less the Conversion Amounts in respect of any outstanding Conversions). Upon the Company doing so, the relevant Convertible Debentures will be fully redeemed.

6.2.
Amortisation Event and Mandatory redemption
(a)
If an Amortisation Event occurs, the Company shall, within 10 Trading Days of the occurrence of the Amortisation Event (First Amortisation Payment Date), redeem Convertible Debentures of an aggregate Face Value equivalent to 20% of the Amount Outstanding at the time of the Amortisation Event (Amortisation Amount) by paying to the Investor, in immediately available funds, the Amortisation Amount (Amortisation Payment).
(b)
For so long as the Amortisation Event subsists, the Company shall make an Amortisation Payment in an amount equal to the Amortisation Amount on the last day of every 30 day period commencing on the First Amortisation Date until the earlier of:
(i)
the Amortisation Event ceasing; and
(ii)
the Amount Outstanding being paid off in full.
(c)
The Investor can waive or defer payment (by up to 60 days) of an Amortisation Payment at its election by providing written notice to the Company.
(d)
Upon the Company making the Amortisation Payment set out in clause 6.2(a), Convertible Debentures with an aggregate Face Value of the Amortisation Amount will be redeemed and the Amount Outstanding will be reduced correspondingly.
6.3.
Change of Control
(a)
Notwithstanding the terms of this agreement, if a Change of Control occurs:
(i)
under a takeover bid under Chapter 6 of the Corporations Act and that takeover bid has become unconditional and the bidder and its Associates have acquired a Relevant Interest in at least 50% of the Shares; or

(ii)
under a scheme of arrangement under Part 5.1 of the Corporations Act and the acquirer and its Associates become entitled to acquire 100% of the Shares (which, for the avoidance of doubt, will occur on the scheme effective date),

(each a Redemption Trigger), and following the occurrence of the Redemption Trigger, the Investor has not converted all of its outstanding Convertible Debentures or redeemed all of its outstanding Convertible Debentures, the Company may by notice in writing to the Investor (Optional Redemption Notice) within 5 Business Days of such Redemption Trigger, elect to redeem all of the Investor's Convertible Debentures (Optional Redemption) and pay to the Investor in cash at a price equal to 110% of the Amount Outstanding on those Convertible Debentures (excluding any Convertible Debentures for which the Investor has validly issued a Conversion Notice to the Company pursuant to this Agreement prior to the Company issuing such Optional Redemption Notice or which are subsequently issued by the Investor between such date and the Optional Redemption Date) (Change of Control Redemption Amount).

(b)
An Optional Redemption Notice must specify:
(i)
the date of the Optional Redemption Notice (the Optional Redemption Notice Date);
(ii)
that all Convertible Debentures held by the Investor are to be redeemed and the date of redemption (the Optional Redemption Date); and
(iii)
the amount of the Change of Control Redemption Amount with respect to the Convertible Debentures being redeemed,
(c)
The Company must pay the Change of Control Redemption Amount on the Optional Redemption Date into an account nominated by the Investor.
6.4.
No other Redemption
(a)
Except as otherwise expressly stated in this Agreement, the Company may not redeem any Convertible Debentures prior to the Maturity Date.
(b)
The Company may not redeem any Convertible Debentures the subject of an outstanding Conversion, other than by completing the relevant Conversion, without the prior written consent of the Investor.
7.
Requirements for the issue of Securities

7.1.
ASX filings

Subject to clause 7.5, the Company must duly execute and lodge with the ASX the following documents in accordance with all applicable Laws:

(a)
immediately upon the issue of the Convertible Debentures:
(i)
an Appendix 3B or Appendix 3G; and
(ii)
a Convertible Debentures Cleansing Statement; and

(b)
as soon as reasonably practical following and in any event no later than 1 Business Day after the issue of the Interest Equity Shares, a Shares Cleansing Statement.
7.2.
Electronic Delivery

The Company must use its best endeavours to ensure that all Investor’s Shares when issued are received by the Investor (or its designee or nominee) by electronic registration to the Investor's CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) in accordance with the ASX Settlement Operating Rules and procedures of CHESS.

7.3.
Quotation

The Company must apply to the ASX for unconditional admission to trading of each parcel of Investor’s Shares as soon as reasonably practicable following their issue by lodging an Appendix 2A with ASX and use its best endeavours to obtain quotation of each parcel of the Investor's Shares on the ASX by no later than the Trading Day immediately after the date of the issuance of such parcel. If requested by the Investor, the Company must provide documentary evidence of the ASX’s grant of quotation immediately upon quotation being granted.

7.4.
Shares Cleansing Statements

The Company must use its reasonable endeavours to ensure the Shares remain continuously quoted on the ASX without suspension for more than five Trading Days in any 12 month period. If the Company is unable to issue a Cleansing Statement required under this Agreement due to an inability to satisfy the conditions set out in section 708A of the Corporations Act, it must do all things within its control to ensure that the Shares (including any Shares issued upon conversion of any Convertible Debentures) are Tradeable upon issue or will issue a Prospectus as contemplated by clause 7.5.

7.5.
Disclosure document
(a)
Where the Company is not able to issue a Cleansing Statement due to an inability to satisfy the conditions set out in section 708A of the Corporations Act, the Company must as soon as practicable after the Company’s obligation to issue the relevant Security arises, but in any event no later than 30 days after the Company’s obligation to issue the relevant Security arises, lodge with ASIC a disclosure document complying with Chapter 6D of the Corporations Act so that the sale offer of any of the relevant Shares (including any Shares issued upon conversion of any Convertible Debentures) will not require disclosure under Part 6D.2 of the Corporations Act as the result of the operation of section 708A(11) of the Corporations Act (Prospectus).
(b)
Subject to clause 7.6, where a lodgement of the Prospectus with ASIC is pending or (if applicable) before the period referred to in section 727(3) of the Corporations Act (that is, the exposure period) has expired, the Company must not issue, and the Investor is not required to accept the issue, of the Investor’s Shares.

7.6.
Investor’s election for issue or payment

At any time prior to the lodgement of a disclosure document by the Company under clause 7.5 the Investor may elect, by notice to the Company, that the Company issue the relevant Investor's Shares, but the Investor must give an undertaking to the Company not to sell those shares prior to the offer under the disclosure document opening, otherwise than to a person who is a sophisticated or professional investor under section 708(8) or section 708(11) of the Corporations Act and who accedes to this Agreement in a form acceptable to the Company acting reasonably. An issue of the Investor's Shares by the Company under this clause 7.6 does not relieve the Company of the obligation to lodge a disclosure document under clause 7.5 and, where the Investor gives such a notice, the Company must make such issuance by no later than on the tenth Business Day after the date of the notice.

7.7.
Takeover threshold and other limitations
(a)
Where an issue of Shares under this Agreement would result in the Relevant Interest in the Company of the Investor or any other person exceeding 19.99%:
(i)
the Investor must make reasonable efforts for the issue not to have that result; and
(ii)
the Company must not issue the relevant Shares to the Investor (and in no circumstances will the Company be obliged to seek approval from its shareholders for the purposes of Item 7 of section 611 of the Corporations Act to permit the Investor or its Associates to hold a Relevant Interest in the Company of 20% or more).

For the purposes of this clause, the Investor must notify the Company of its Relevant Interest in the Company if at any time the Investor’s Relevant Interest in the Company exceeds 5%, and upon any change in that Relevant Interest thereafter until the Investor ceases to hold at least 5% of the Relevant Interest in the Company or the Company is no longer under any obligation to issue Shares to the Investor under this Agreement.

(b)
Notwithstanding any other provision of this Agreement but subject to clauses 7.7(a) and 7.9, where Company shareholder approval or any other approvals are required under applicable Law for the conversion of Convertible Debentures into Shares or issue of Shares under this Agreement, the Convertible Debentures will not be able to be converted and the Shares will not be required to be issued by the Company unless and until those approvals are obtained by the requisite majorities under applicable Law (as the case requires).
(c)
If approval of the Company's shareholders is required for the conversion of Convertible Debentures into Shares or issue of Shares under this Agreement for the purposes of Listing Rule 7.1, the Company agrees that it will, at the Investor’s request, use reasonable endeavours within its control to obtain such shareholder approval.
(d)
If and to the extent a:
(i)
Convertible Debenture is or becomes incapable of being converted into Shares, or any Shares are or become incapable of being issued, under applicable Law;

(ii)
conversion of a Convertible Debenture or any issue of Shares can result in a breach of applicable Law; or
(iii)
Company shareholder approval is required under applicable Law in order for the events described in clauses 7.7(d)(i) or 7.7(d)(ii) to occur, and such approval is not obtained by the requisite majorities under applicable Law (as the case requires), the Parties agree that the Company can refuse to convert the Convertible Debenture or issue the Shares, and that the Convertible Debentures are solely debt instruments which, with this Agreement, contain no right of conversion into Shares or to the issue of any other securities. For clarity this is without prejudice to any Securities to the extent the issue does not arise.

(e)
If and to the extent a:
(i)
Convertible Debenture is or becomes incapable of being converted into Shares, or any Securities are or become incapable of being issued under; or
(ii)
conversion of a Convertible Debenture or any issue of Securities can result in a breach of,

the Foreign Acquisitions and Takeovers Act 1975 (Cth), the Investor must apply for written notification by the Treasurer of the Commonwealth of Australia or his delegate under the Foreign Acquisitions and Takeovers Act 1975 (Cth) that the Australian Federal Government has no objection to the conversion or issue of Securities (as applicable). The Investor must make the application within 5 Business Days of the date a potential breach arises.

7.8.
Ranking of the Investor’s Shares

The Company must ensure that the Conversion Shares, upon issue:

(a)
are Tradeable;
(b)
rank equally in all respects with the existing Shares on the date of issue of the Conversion Shares;
(c)
are issued fully paid, free and clear of any Security Interests; and
(d)
are issued in full compliance with applicable Law and all rights of third parties.
7.9.
Requirements for all issues

If, subject to clause 7.7, any of the requirements of this clause 7 are not satisfied in any respect in connection with any issuance of any Securities, then those Securities are not issued by the Company in accordance with or for the purposes of this Agreement, the Company’s obligation to issue the Securities is not discharged, and any amount paid by or owed to the Investor in respect of such Securities (or, in the case of Conversion Shares or the issue of Convertible Debentures, the relevant part of the Amount Outstanding in respect of which such Conversion Shares were purported to have been issued) remains an Amount Outstanding.

7.10.
No shareholder rights

Unless converted into a Share in accordance with this Agreement, the Convertible Debentures do not confer on the Investor (in its capacity as such) any entitlement to:

(a)
vote at a general meeting of the Company's shareholders;
(b)
receive dividends; or
(c)
participate in any issue of securities.
7.11.
Rights of Investor and Subordination

The rights of the Investor against the Company for the Amount Outstanding:

(a)
rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;
(b)
are of equal ranking with other any other holders of Convertible Debentures; and
(c)
constitute direct, unconditional, unsecured obligations of the Company.
8.
Conditions Precedent

8.1.
Conditions Precedent to First Drawdown
(a)
The Investor will have no obligation to effect a First Drawdown unless and until each of the following Conditions Precedent are fulfilled or waived in writing by the Investor:
(i)
(Drawdown Statement) the Company has delivered to the Investor at least one (1) Business Days prior to the Drawdown Date a Drawdown Statement substantially in the form of Annexure B;
(ii)
(No Event of Default) No Event of Default or Potential Event of Default has occurred or would occur as a consequence of the First Drawdown.
(iii)
(Legal opinion) The Investor has received a legal opinion, in a form and substance satisfactory to the Investor, from the Company’s legal counsel as to the enforceability and execution of this document.
8.2.
Conditions Precedent to Second Drawdown Convertible Debentures, Second Drawdown and Final Drawdown
(a)
The Investor will have no obligation to subscribe for, and the Company shall not be obliged to create or issue, the Second Drawdown Convertible Debentures (and no obligations on either party in respect of the Second Drawdown and Final Drawdown will arise) unless Shareholder Approval of the Second Drawdown Convertible Debentures is obtained by the requisite majority at a general meeting of the Company's shareholders.

(b)
The Investor will have no obligation to effect a Second Drawdown or Final Drawdown unless and until each of the following Conditions Precedent are fulfilled or waived in writing by the Investor by no later than the Condition Precedent Satisfaction Time:
(i)
(Drawdown Statement) the Company has delivered to the Investor at least five (5) Business Days prior to the Drawdown Date a Drawdown Statement substantially in the form of Annexure B;
(ii)
(Certificate) a certificate substantially in the form of Annexure A executed on behalf of the Company by its Chief Executive Officer, Managing Director or Chairman dated as of the Drawdown Date;
(iii)
(Market Capitalisation) the Amount Outstanding (which, for the purpose of this provision, will include the proposed Drawdown Amount) shall not be an amount greater than 20% of the Company’s market capitalisation as at the Condition Precedent Satisfaction Time (being, the total value of the Company’s outstanding shares, calculated by multiplying the current share price (converted at the Exchange Rate to United States Dollars) by the total number of shares in circulation at the Condition Precedent Satisfaction Time);
(iv)
(Minimum trading volume) the minimum average daily traded value of the Company is not less than A$600,000 per day on any twenty (20) Trading Days (whether or not consecutive) in the consecutive thirty (30) Trading Day period immediately preceding the Condition Precedent Satisfaction Time.
(v)
(Share price) the share price of the Company traded on the ASX is greater than 200% of the Floor Price as at the Condition Precedent Satisfaction Time.
(vi)
(No Event of Default) No Event of Default or Potential Event of Default has occurred or would occur as a consequence of the Second Drawdown.
(vii)
(MAE) no Material Adverse Effect has occurred since Financial Close and is subsisting as at the Condition Precedent Satisfaction Time.
(viii)
(Performance) The Company has performed, or complied in all material respects with, all obligations required by this Agreement to be performed or complied with by the Company as at, or prior to, the Contemplated Transaction (including the obligations under clause 3 in relation to all prior issuances of Securities to the Investor).
8.3.
Condition Precedent to Additional Drawdown Convertible Debentures and Additional Drawdown
(a)
The Investor will have no obligation to subscribe for, and the Company shall not be obliged to create or issue, the Additional Drawdown Convertible Debentures (and no obligations on either party in respect of the Additional Drawdown will arise) unless Shareholder Approval of the Convertible Debentures is obtained by the requisite majority at a general meeting of the Company's shareholders.

(b)
The Investor will have no obligation to effect an Additional Drawdown unless and until each of the following Conditions Precedent are fulfilled or waived in writing by the Investor by no later than the Condition Precedent Satisfaction Time:
(i)
(Drawdown Statement) the Company has delivered to the Investor at least five (5) Business Days prior to the Drawdown Date a Drawdown Statement substantially in the form of Annexure B;
(ii)
(Certificate) a certificate substantially in the form of Annexure A executed on behalf of the Company by its Chief Executive Officer, Managing Director or Chairman dated as of the Drawdown Date;
(iii)
(Market Capitalisation) the Amount Outstanding (which, for the purpose of this provision, will include the proposed Drawdown Amount) shall not be an amount greater than 20% of the Company’s market capitalisation as at the Condition Precedent Satisfaction Time (being, the total value of the Company’s outstanding shares, calculated by multiplying the current share price (converted at the Exchange Rate to United States Dollars) by the total number of shares in circulation at the Condition Precedent Satisfaction Time);
(iv)
(Minimum trading volume) the minimum average daily traded value of the Company is not less than A$600,000 per day on any twenty (20) Trading Days (whether or not consecutive) in the consecutive thirty (30) Trading Day period immediately preceding the Condition Precedent Satisfaction Time.
(v)
(Share price) the share price of the Company traded on the ASX is 200% of the Floor Price as at the Condition Precedent Satisfaction Time.
(vi)
(No Event of Default) No Event of Default or Potential Event of Default has occurred or would occur as a consequence of the Additional Drawdown.
(vii)
(MAE) no Material Adverse Effect has occurred since Financial Close and is subsisting as at the Condition Precedent Satisfaction Time.
(viii)
(Performance) The Company has performed, or complied in all material respects with, all obligations required by this Agreement to be performed or complied with by the Company as at, or prior to, the Contemplated Transaction (including the obligations under clause 3 in relation to all prior issuances of Securities to the Investor).
8.4.
Waiver of Conditions by the Investor
(a)
The Conditions Precedent in clauses 8.2(a) and 8.3(a) cannot be waived.
(b)
The Conditions Precedent in clauses 8.2(b) and 8.3(b) may be waived in writing by the Investor in its absolute discretion.

8.5.
Requirement to obtain Shareholder Approval

The Company must use its reasonable endeavours within its capacity to obtain each Shareholder Approval as soon as practicable following Financial Close and in any event within 90 days of Financial Close.

8.6.
Cancellation of Convertible Debentures

If after the Final Drawdown Date or at the expiry of the Additional Drawdown Period there remains any Second Drawdown Convertible Debentures (in the case of the Final Drawdown Date) or Additional Drawdown Convertible Debentures (in the case of the expiry of the Additional Drawdown Period) in respect of which the outstanding Face Value has not been drawn down by the Company due to a failure to satisfy or waive any Condition Precedent in accordance with this clause 8 (Remaining Convertible Debentures), then the Parties agree that the Remaining Convertible Debentures will be cancelled and the Investor will cease to be the holder of the Remaining Convertible Debentures with effect from the first Business Day after the Final Drawdown Date or the expiry of the Additional Drawdown Period (as applicable).

9.
Representations and Warranties

9.1.
Representations and warranties by the Company

The Company represents and warrants to the Investor that each of the statements set out in Schedule 1 is true and correct and not misleading, including by omission, subject to the limitations in clause 9.6.

9.2.
Representations and warranties by the Investor

The Investor represents and warrants to the Company that each of the statements set out in Schedule 2 is true and correct and not misleading, including by omission.

9.3.
Deemed repetition

Each of the representations and warranties made under this clause 0 is deemed to be made on Financial Close and (except where it is expressly qualified as having been made only as of a particular date) repeated at each Drawdown Date by reference to the facts and circumstances subsisting at each such time.

9.4.
Party’s reliance

Each Party (first Party) acknowledges that the other Party has entered into this Agreement in reliance on the representations and warranties of the first Party in this Agreement.

9.5.
Construction of representation and warranties

Each representation and warranty of a Party is to be construed independently of the others and is not limited by reference to any other representation or warranty.

9.6.
Disclosures and limitation

The representations and warranties of the Company under clause 9.1 set out in Schedule 1 are given subject to and are qualified by, and the liability of the Company in respect of any breach of any of the representations and warranties of the Company under clause 9.1 set out in Schedule 1 will be reduced or extinguished (as the case may be) to the extent that the breach arises in connection with:

(a)
any matters or information disclosed in writing by the Company to the Investor or to ASX, before entering into this Agreement;
(b)
any matters or information that would have been disclosed to the Investor had the Investor conducted searches of public information maintained by ASX and ASIC on or before the date of this Agreement;
(c)
any matters or information disclosed in writing by the Company to the Investor or to ASX before the date on which any representation or warranty is repeated under clause 9.3.
9.7.
Notice

A Party (first Party) must immediately notify the other Party upon becoming aware of any breach of any representation or warranty given by the first Party under this Agreement.

9.8.
Breach of representation or warranty

A Party is in breach of this Agreement if any of the statements it represents and warrants under this clause 0 is untrue, incorrect or misleading, including by omission.

10.
Conduct of affairs

10.1.
Conduct of business

For so long as there is any Amount Outstanding, the Company must conduct its business in a proper and efficient manner in accordance with good commercial practice.

10.2.
Other negative covenants

For so long as there is any Amount Outstanding, the Company, must not, directly or indirectly, without the Investor’s written approval (not to be unreasonably withheld or delayed):

(a)
(business):
(i)
cease, wind-up, liquidate, or dissolve its business;
(ii)
initiate a bankruptcy or insolvency proceeding;
(iii)
change the general nature of its business;
(iv)
sell, lease, license, encumber, transfer or otherwise dispose its material assets; or
(v)
dispose of its business as a whole;

(b)
(constitution) amend its constitution in a way that has, or could have, a material adverse effect on the Investor;
(c)
(variable rate transaction) enter into any transaction (other than pursuant to this Agreement) where Shares of the Company may be issued at a Variable price (for the avoidance of doubt and without limitation, this does not prohibit the Company from issuing ordinary options over unissued Shares at a fixed exercise price (subject to ordinary adjustments to the exercise price permitted by the Listing Rules) to its management, officers, employees or contractors pursuant to an ordinary equity raise); or
(d)
(Financial Indebtedness) incur any Financial Indebtedness, other than Permitted Financial Indebtedness;

For so long as there is any Amount Outstanding, the Company must ensure that any Group Company, does not, directly or indirectly, without the Investor’s written approval (not to be unreasonably withheld or delayed):

(e)
(Security Interest) create a Security Interest that is not a Permitted Security Interest; and
(f)
(Financial Indebtedness) incur any Financial Indebtedness, other than Permitted Financial Indebtedness.
10.3.
Use of proceeds
(a)
The Company must use the funds received from the Investor under this Agreement for general corporate and working capital purposes and creditor payments, and not, among other things, for dividend payments. Neither the Company nor any Group Company will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any person:
(i)
to fund, either directly or indirectly, any activities or business of or with any person in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or
(ii)
in any other manner that will result in a violation of Sanctions.
(b)
The Company must apply any amounts received from a Disposal to an account designated in writing by the Investor in reduction of amounts owing under this Agreement.
10.4.
Maintenance of Share registry

Unless so required by applicable Law, the Company must not close its Share register or take any other action which prevents the transfer of its Shares or options generally.

10.5.
Maintenance of listing

The Company must at all times maintain the appointment of a reputable auditor and any other advisers who are critical to the Company maintaining their ASX listing.

10.6.
Publicity and confidentiality
(a)
This Agreement, its subject matter and content, the Contemplated Transactions, and any non-public information provided by the Investor to the Company (including the terms of any Transaction Documents) is confidential information of the Investor. The Company must not, and must cause its Affiliates and all persons acting on behalf of the Company and any of its Affiliates not to, issue any public release or announcement concerning any such confidential information without the prior written consent of the Investor, which consent must not be unreasonably withheld or delayed, except where the public release or announcement is proposed to be made under the Listing Rules or is otherwise required by Law.
(b)
The Company must not refer to the Investor in any public release or announcement without the Investor’s prior written consent, which consent must not be unreasonably withheld or delayed, except where the public release or announcement is proposed to be made under the Listing Rules or is otherwise required by Law.
(c)
The Company must take into account the reasonable suggestions of the Investor with regard to all press releases and public disclosure documents concerning the Investor, or any Transaction Documents or Contemplated Transactions, which are required to be issued by the Company under applicable Laws or the Listing Rules, if time permits.
(d)
The Investor and its Affiliates and/or advisors may describe the Investor’s relationship with the Company under this Agreement and include the name and corporate logo of the Company in its publicly available materials.
(e)
Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.
10.7.
Non-public information
(a)
The Company must not, directly or indirectly, and must ensure that its Affiliates and agents and representatives do not, at any time after the date of this Agreement, without the prior consent of the Investor, disclose inside information or material non-public information to an Indemnified Person.
(b)
Where the Investor has consented to such disclosure, the Company must identify all inside information and material non-public information as such, and provide the Investor with the opportunity to accept or refuse to accept such information.
(c)
Where the Investor does not consent to such disclosure, the Company will be deemed to have satisfied any obligation it may have under this Agreement to disclose the relevant information to the Investor.

10.8.
Miscellaneous

The Company must not permit the Company or any of its securities to be listed or quoted on any financial market, quotation system, or stock exchange, other than the ASX or NASDAQ, without the Investor’s prior written consent (which consent will not be unreasonably withheld or delayed.

11.
Investor’s activities

11.1.
Investor’s dealings in Securities

Subject to this Agreement and the terms of the Securities:

(a)
the Investor may purchase and/or sell or otherwise Dispose of any Securities, at any time (in compliance with applicable Laws) and hold or not hold any Securities for any term; and
(b)
nothing in this Agreement is or may be deemed to be a representation or warranty by the Investor which has the effect that:
(i)
the Investor’s right to sell or otherwise dispose of any of the Securities at any time (in compliance with applicable Laws) is limited; or
(ii)
the Investor is required to hold any Securities for any period of time, except as required by any applicable Laws.
11.2.
No shorting
(a)
Subject to sub-clause (b) below, for so long as any Convertible Debentures remain outstanding, the Investor may only sell Investor's Shares and must procure that its Affiliates only sell Investor’s Shares if, at the time of such sale, it has a presently exercisable and unconditional right to vest the Shares in the buyer and otherwise complies with the requirements of the Corporations Act.
(b)
The Company acknowledges that the Investor may sell some or all of the Shares it holds or has borrowed after submitting a Conversion Notice and prior to the delivery of such Shares underlying the conversion.
11.3.
Acknowledgment

The Company acknowledges and agrees that transactions in its securities by the Investor may impact the market prices of the Company’s publicly-traded securities, including during periods when the prices at which the Company may be required to issue Investor’s Shares are determined.

11.4.
AFSL

The Company acknowledges that the Investor does not hold an Australian Financial Services Licence (and nor does any other person that may have been involved in discussions or any communications in connection with the Transaction Documents) and agrees that it is not entitled to give a notice under section 925A of the Corporations Act.

11.5.
Sales Reporting

The Investor undertakes to provide to the Company, weekly reports, on the last Trading Day of each week, detailing the number of Shares sold and the corresponding average sale price.

11.6.
Short selling and other restrictions
(a)
The Investor severally covenants to the Company that from the date of this Agreement until the repayment in full by the Company to the Investor of all amounts owed by the Company to the Investor under this Agreement, that the Investor shall not (and it shall use its best endeavours to procure that its Affiliates shall not):
(i)
hold a net short position in respect of the Investor’s Shares;
(ii)
lend the Investor’s Shares to any third party; and
(iii)
forward sell any of the Investor’s Shares.
12.
Additional obligations and agreements

12.1.
No conflicting actions

No Party may take or omit to take any action, enter into any agreement, or make any commitment that would conflict or interfere in any material respect with its obligations to the other Party under this Agreement.

12.2.
Compliance with Laws

The Company and the Investor must each comply with all Applicable Laws. The Company shall not take any action which will cause the Investor to be in violation of any such laws.

12.3.
Further assurances

Each Party must:

(a)
take, or cause to be taken, all such further actions;
(b)
execute and deliver all such other agreements, certificates, instruments and documents; and
(c)
use its best endeavours to obtain (and refrain from taking any wilful action that would impede or delay obtaining) all third party consents, waivers, approvals (including all shareholder approvals referred to in this Agreement), authorisations and orders needed, as may reasonably be required in order to consummate the Contemplated Transactions and to preserve and protect the rights of the Investor against impairment.

12.4.
Set-off
(a)
The Investor may set off any of its obligations to the Company against any of the Company’s obligations to the Investor under this Agreement and/or any Transaction Document.

(b)
For the avoidance of doubt, the Investor may undertake a cashless exercise of some or all of the funding in order to effect a set off of any moneys owed to it by the Company under this Agreement and/or any Transaction Document.
(c)
The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 12.4 (including varying the date for payment of any amount payable by the Investor to the Company).
12.5.
Set-off exclusion

All payments which are required to be made by the Company to the Investor must be made without:

(a)
any set-off, counterclaim or condition; or
(b)
any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by Law (in which case clause 13.4 applies),

except in accordance with this Agreement or as may otherwise be consented to by the Investor in writing.

12.6.
Other Convertible Debentures and payment obligations

Where there is any Amount Outstanding, the Company must not agree to any amendment, waiver, extension or modification of any Convertible Debentures issued by the Company or grant any Security Interest securing any Convertible Debentures issued by the Company.

12.7.
Maintenance of placement capacity

In respect of the issuance of the Shares comprising the Convertible Debentures to be subscribed for in respect of the First Drawdown Amount, the Company must continuously maintain available placement capacity under Listing Rule 7.1 so as to be able to issue to the Investor, without having to first obtain Shareholder Approval, at least that number of Shares equivalent to the Agreed Placement Capacity.

13.
Taxes, stamp duty and withholdings

13.1.
Taxes generally

The Company must:

(a)
pay any Tax (other than Excluded Tax) required to be paid to any Governmental Authority which is payable in respect of any Transaction Document or any Contemplated Transaction, including in respect of:
(i)
the execution, delivery, performance, release, discharge, amendment or enforcement of any Transaction Document or any Contemplated Transaction; and
(ii)
any payment received by the Investor from the Company (including under any indemnity by the Company);

(b)
pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 13.1; and
(c)
indemnify the Investor against all Losses which the Investor pays, suffers, incurs, or is liable for, in connection with:
(i)
the delay or failure by the Company to pay any Tax, fine, penalty or other cost as required by this clause 13.1; and/or
(ii)
any enquiry, litigation or administrative proceedings taken against or involving the Investor in connection with any claim or assessment for Tax in relation to any of the documents or transactions referred to in this clause 13.1.
13.2.
GST

If the Investor is or becomes liable to pay any GST in respect of any supply it makes under, in accordance with, or as a result of an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (GST Liability) then:

(a)
to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and
(b)
otherwise, the Company must indemnify the Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.
13.3.
Tax compliance by Company

The Company must comply in all material respects with all applicable Laws relating to Tax and promptly file, or cause to be filed, all Tax returns, business activity statements, and other Tax filings, required under all applicable Laws.

13.4.
General withholding gross-up

If the Company or the Investor is required by Law to withhold or deduct Tax or any other amount from any amount payable to the other Party:

(a)
the Company or the Investor (as applicable) must pay the amount required to be withheld or deducted to the relevant Governmental Authority within the time allowed for such payment; and
(b)
if the Company is required to make the withholding or deduction, the Company must pay such additional amounts as are necessary to ensure that after making the deduction or withholding, the Investor receives the full amount which it would have received if such withholding or deduction was not required.

14.
Default

14.1.
Events of Default

Each of the following constitutes an Event of Default.

(a)
(failure to issue Shares): the Company has not issued the relevant number of Shares to the Investor within two (2) Trading Days of the Conversion Notice Date;
(b)
(material obligations) The Company breaches or otherwise fails to comply in full with any of its material obligations under any Transaction Document (and does not cure that breach or failure within five (5) Business Days of notice of it by the Investor) or any event of default (however described) occurs under any Transaction Document.
(c)
(payment): the Company fails to pay any cash amount due under this Agreement on its due date or within five (5) Business Days after its due date;
(d)
(insolvency): the Company becomes Insolvent;
(e)
(winding up): an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations;
(f)
(unlawful): it is or becomes unlawful for:
(i)
the Company to perform or comply with any one or more of its obligations under any of the Convertible Debentures or this Agreement; or
(ii)
the Investor to convert any Convertible Debentures or hold any Shares (except where this is due to a fault on the part of the Investor because clause 7.7 applies);
(g)
(restrictions): the Company breaches any of its obligations or restrictions under clause 10.1 and 10.2;
(h)
(breach of this Agreement): the Company breaches any of its material obligations under this Agreement;
(i)
(failure to obtain quotation): the Company fails to procure quotation of the Shares issued on the conversion of a Convertible Debenture pursuant to clause 7.3;
(j)
(Listing Rules) the Company fails to comply with the Listing Rules and such non-compliance will have a Material Adverse Effect on the Company; and
(k)
(removal from ASX) A stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List is requested by the Company or requested or imposed by any Governmental Authority, except for a suspension of trading not exceeding five (5) Trading Days in a rolling twelve month period or as agreed to by the Investor.

14.2.
Investor’s right to investigate

If in the Investor’s reasonable opinion, an Event of Default or Potential Event of Default has occurred:

(a)
the Investor may investigate such purported Event of Default or Potential Event of Default;
(b)
the Company must co-operate with the Investor in such investigation;
(c)
the Company must comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor; and
(d)
the Company must pay all reasonable costs in connection with any investigation by the Investor.
14.3.
Notification by Company

The Company must notify the Investor as soon as reasonably practicable, giving full details, upon the occurrence of any Event of Default or Potential Event of Default.

14.4.
Certification by Company

At the Investor’s request, the Company must provide the Investor with a certificate signed by two of its directors stating whether:

(a)
any event or circumstance that has or is likely to have a Material Adverse Effect; or
(b)
any other Event of Default or Potential Event of Default, has occurred and/or is continuing.
14.5.
Rights of the Investor upon default
(a)
If any Event of Default occurs and
(i)
either:
(A)
is not capable of being remedied; or
(B)
is capable of being remedied but has not been remedied to the satisfaction of the Investor (acting reasonably) within 20 calendar days of the Investor notifying the Company of its occurrence; and
(ii)
the Event of Default has not been expressly waived by the Investor in writing;

(an Unremedied Default)

then the Investor may:

(iii)
by notice to the Company, cancel some or any outstanding Conversions; and/or
(iv)
declare, by notice to the Company, some or all of the Amount Outstanding in respect of all Convertible Debentures and all other amounts payable by the Company under any Transaction Document to be, whereupon they shall become, immediately due and payable by the Company to the Investor (provided that the Investor may, if it chooses, exclude from any such notice the Conversion Amounts under any outstanding Conversions);
(v)
terminate this Agreement, by notice to the Company, effective as of the date set out in the Investor’s notice; and/or
(vi)
exercise any other right, power or remedy granted to it by the Transaction Documents and/or otherwise permitted to it by Law, including by suit in equity and/or by action at Law (and such termination does not prejudice any accrued right, power or remedy of the Investor under this Agreement as at the date of termination, including its right for specific performance and/or to recover damages from the Company in relation to any breach of this Agreement); and
(vii)
following the issuance of Convertible Debentures to the Investor by the Company:
(A)
where the Unremedied Default is a failure by the Company to pay an amount payable, give one or more Conversion Notices under clause 5.1 in respect of some or all of the amount payable but unpaid, where the conversion price is 80% of the lowest daily VWAP over the ten (10) consecutive Trading Days preceding the Conversion Notice Date; and/or
(B)
where the Unremedied Default is not remedied to the satisfaction of the Investor within ten (10) days of its occurrence, give one or more Conversion Notices under clause 5.1 in respect of some or all of the Amount Outstanding where the conversion price is 80% of the lowest daily VWAP over the ten (10) consecutive Trading Days preceding the Conversion Notice Date (but not less than the Floor Price).
(b)
For the avoidance of doubt, an Event of Default which consists of the failure to do or not do something within a period or by a particular time (including any applicable grace period under this Agreement) is not remedied by doing (or not doing) the relevant thing after the expiry of the relevant period or after the relevant time, unless the Investor otherwise agrees.
(c)
The Investor shall use reasonable efforts to consult with the Company with regard to the preferred default repayment approach that is to be followed, but shall have the final and sole decision with regards to this decision. The Investor may also exercise its right of any collateral to which the Investor is entitled.
14.6.
Postponement

Upon the occurrence of an Event of Default or Potential Event of Default, the Investor may, by written notice to the Company, postpone any subsequent Conversion, for such time as it continues (or a shorter period of time, in the Investor’s discretion).

14.7.
Interest
(a)
The Company shall make an upfront payment of interest for the first 3-month period ending 23 October 2025 (First Quarterly Interest Period) equivalent to the Base Q1 Interest Amount by issuing to the Investor the Interest Equity Shares on the First Drawdown Date.
(b)
(Notwithstanding sub-clause (a) above, at all other times, interest shall accrue on daily balances of the Amount Outstanding on the basis of a 365-day year, at a rate of:
(i)
5% per annum for so long as an Event of Default has not occurred and is not subsisting; and
(ii)
18% per annum if an Event of Default has occurred and is subsisting, compounded monthly, from the date the Event of Default occurs until the date the Event of Default is remedied or the Company discharges the Amount Outstanding in full.
(c)
The Company must pay accrued interest to the Investor on the Amount Outstanding:
(i)
in the amount calculated in accordance with paragraph (b); and
(ii)
semi-annually from the relevant Interest Commencement Date, in cash, shares or a combination of both cash and shares, and upon Conversion of any Convertible Debentures.
(d)
In respect of interest that accrues and is payable in respect of the First Drawdown Convertible Debentures, to the extent that:
(i)
there is a Net Q1 Interest Amount as at the end of the First Quarterly Interest Period; and
(ii)
(the Net Q1 Interest Amount has not been deducted from any subsequent Conversion in accordance with clause 5.1(e),

the balance of the Net Q1 Interest Amount will be deducted from any future payments of interest by the Company (whether in cash, shares or a combination of both, or upon Conversion of any Convertible Debentures) until the Net Q1 Interest Amount is zero.

(e)
Subject to clause 14.7(f), if the Amount Outstanding at the end of First Quarterly Interest Period is less than the Net Q1 Interest Amount, the Investor will pay the Company an amount equal to the difference between the Net Q1 Interest Amount and the Amount Outstanding (Net Interest Payment) within 2 Business Days of the end of the First Quarterly Interest Period.
(f)
If at any time prior to the end of the First Quarterly Interest Period there is no Amount Outstanding, then within 2 Business Days of the Amount Outstanding being reduced to zero, the Investor must pay to the Company the Net Interest Payment.
(g)
If the Actual Q1 Interest Amount at the end of First Quarterly Interest Period is more than the Base Q1 Interest Amount, the Company will pay to the Investor, in cash, an amount equal to the difference between the Actual Q1 Interest Amount and the Base Q1 Interest Amount within 2 Business Days of the end of the First Quarterly Interest Period.

15.
Change of Law

15.1.
Law and change in Law

If at any time during the term of this Agreement any applicable Law, any proposed applicable Law, the interpretation or administration of any applicable Law by any Governmental Authority, or a change or proposed change in the interpretation or administration of any applicable Law by any Governmental Authority, does or, if it comes into force, will render (directly or indirectly) compliance by the Investor or the Company with the Transaction Documents or the undertaking of the Contemplated Transactions or transactions of similar kind (including the acquisition and/or disposition, at a time of the Investor’s choosing, of any Securities) by either of them illegal, unlawful, void, voidable, contrary to or in breach of any Law or impossible, then the Investor may, by notice to the Company, suspend its unperformed obligations under this Agreement and/or terminate this Agreement and require the Company to repay to the Investor the Amount Outstanding (without any penalty) in full on the date specified by the Investor in its notice, which must not be earlier than 30 days after the date on which the Investor gives the notice, or any earlier date required by the applicable Law.

15.2.
Payment of Amount Outstanding

If the Investor gives a notice under clause 15.1, the Company must on the date determined under clause 15.1 pay to the Investor the Amount Outstanding in full (without penalty).

16.
Termination

16.1.
Events of Termination

This Agreement may be terminated by agreement of the Parties at any time and otherwise:

(a)
by either Party by notice to the other, effective immediately, if the First Drawdown has not occurred within three Business Days of the First Drawdown Date or such later date as the Parties agree in writing, however this right is not available to any Party that is in material breach of or default under this Agreement; or
(b)
by the Investor under any of clauses 14.5 and 15.1.
16.2.
Effect of Termination
(a)
A Party’s right of termination under clause 16.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination is not an election of remedies.
(b)
Nothing in this Agreement releases any Party from any liability for any breach by such Party of this Agreement or impairs the right of any Party to compel specific performance by the other Party of its obligations under this Agreement.

17.
Survival and Indemnification

17.1.
Survival
(a)
Subject to clause 17.1(b), each of:
(i)
the Company’s representations and warranties given under clause 0; and
(ii)
each of the provisions of clauses 1 to 18 (inclusive) of this Agreement;

survive (notwithstanding that they do not expressly provide for this), and continue in full force and effect, notwithstanding the execution of this Agreement, the consummation of any of the Contemplated Transactions, and the termination of this Agreement or another Transaction Document or any related provision. No term of this Agreement merges on completion of any Contemplated Transaction.

(b)
Subject to clause 17.2, and excluding clause 17.3, the Company will immediately be discharged and released from its liabilities, obligations and covenants under this Agreement in respect of any particular Convertible Debentures on the first to occur of the date on which those particular Convertible Debentures have been redeemed or converted in accordance with this Agreement.
17.2.
Revival

To the extent that any Conversion or any payment by the Company is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any person, then to such extent, any Amount Outstanding satisfied by such Conversion or payment is immediately revived and continues, and the Company must take such action as may be reasonably requested by the Investor to effect such reinstatement; unless such revival and continuation are waived by the Investor.

17.3.
Indemnification
(a)
No Indemnified Person is liable to the Company, and the Company must indemnify and hold harmless each Indemnified Person, from and against:
(i)
any and all Losses that arise out of, are based on, relate to, or are incurred in connection with any Event of Default or Potential Event of Default (including, for clarity, a delay in the Investor's receipt of any parcel of Investor's Shares or a delay in the Investor's ability to, or the Investor's inability to, dispose of any of the Investor's Shares, in each case due to any Event of Default or Potential Event of Default (including as to the issuance and quotation on ASX of any Investor's Shares and the lodgement of any Shares Cleansing Statement)); and/or
(ii)
without limiting the indemnity in clause 17.3(a)(i), any and all Losses that arise out of, are based on, relate to, or are incurred directly in connection with a breach by the Company of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed under, or in connection with, any of those items referred to in sub-paragraphs (i) to (ii);

provided, however, that the Company is not liable to indemnify the Indemnified Person from, or hold the Indemnified Person harmless against, any Losses to the extent that they result from:

(iii)
the Indemnified Person’s breach of any representation or warranty contained in this Agreement, or
(iv)
the Indemnified Person’s fraud, negligence or default in performing its obligations under this Agreement.
(b)
To the extent that the Company’s undertaking in this clause 17.3 may be unenforceable for any reason, the Company must make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable Law.
(c)
The Investor or any other Indemnified Person is not required to incur any expense or make any payment before enforcing any indemnity under this Agreement.
(d)
The Company acknowledges that the indemnity given under this clause 17.3 is directly enforceable against it by any Indemnified Person. The Investor holds the benefit of this clause 17.3 on trust for each Indemnified Person.
17.4.
Indemnities generally

Each indemnity in this Agreement:

(a)
is a continuing obligation, independent of the Company’s other obligations under this Agreement;
(b)
continues notwithstanding any termination of this Agreement;
(c)
constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and
(d)
survives, and continues in full force and effect, in accordance with clause 17.1.
18.
Miscellaneous

18.1.
Time of the essence

With regard to all dates and time periods set out or referred to in any Transaction Document, time is of the essence.

18.2.
No partnership or advisory or fiduciary relationship

Nothing in this Agreement creates a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

18.3.
Certificates

Each certificate or notice given by the Investor to the Company, including each certificate as to the occurrence of the Drawdown, is sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

18.4.
Remedies and injunctive relief
(a)
The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by Law or otherwise.
(b)
The Company acknowledges that:
(i)
monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of a Transaction Document; and
(ii)
the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:
(A)
the Company fails to comply or threatens not to comply with a Transaction Document; or
(B)
the Investor has reason to believe that the Company will not comply with a Transaction Document.
(c)
In the event that the Investor seeks an order for specific performance in connection with a failure by the Company to issue Securities in accordance with this Agreement (including clauses 7 and 8), the Company:
(i)
agrees that it will not oppose the order on the basis that monetary damages are adequate compensation to the Investor;
(ii)
acknowledges that even where specific performance is ordered in respect of the obligation on the Company to issue Securities in accordance with this Agreement (including clauses 7 and 8) that the Investor may suffer additional losses by reason of the Company's failure to issue Securities in accordance with this Agreement (including clauses 7 and 8); and
(iii)
agrees that it will not oppose any additional order for monetary compensation in respect of the losses referred to in clause 18.4(c)(ii) on the basis that the Investor has sought an order for specific performance of the Company's obligation to issue Securities in accordance with this Agreement (including clauses 7 and 8).
18.5.
Adjustments
(a)
Each time when a Security Structure Event occurs, the Fixed Conversion Price will be reduced or, as the case may be, increased, in the same proportion as the issued capital of the Company is, as the case may be, consolidated, subdivided or cancelled.
(b)
The intent of this clause 18.5 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains.
(c)
When the Company becomes aware of a fact that may give rise to an adjustment of the Fixed Conversion Price, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.
18.6.
Assignment and third party beneficiaries

(a)
The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this Agreement.
(b)
Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.
(c)
The Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any person to whom it may transfer Securities under clause 2.1(f), or otherwise with the prior written consent of the Company.
(d)
Any assignment pursuant to this clause 18.6 will only be effective if the assignee executes a deed of covenant in favour of the Company agreeing to be bound by the terms of this Agreement to the extent of the assignment.
(e)
The provisions of this Agreement inure to the benefit of, and are binding upon the respective permitted assignees of the Parties.
(f)
Except as set out in clause 17.3, this Agreement is intended for the benefit of the Parties and their respective permitted assignees only, and does not benefit or create any right, obligation to, or cause of action in or on behalf of, any other person, and no other person may enforce any provision of this Agreement.
18.7.
Counterparts and faxes
(a)
This Agreement may be executed in any number of counterparts, each of which is deemed an original, and all of which together constitute one and the same instrument.
(b)
Such counterparts may be delivered by one party to the other by electronic transmission, and such counterparts are valid for all purposes.
18.8.
Notices
(a)
Except as otherwise expressly agreed, all communications in connection with any Transaction Document must be by notice in writing and must be delivered by a courier or hand, or by e-mail, to a Party at the address or e-mail address of the Party specified in the Details Schedule or as otherwise specified by the Party by notice to the other Party.
(b)
When delivered by a courier or hand in Australia, a notice is deemed given:
(i)
when delivered, if received during business hours in the place of delivery; or
(ii)
otherwise, at 9.00 am in the relevant time zone in the place of delivery on the Business Day immediately following the date of such delivery.

(c)
When delivered by a courier or hand-delivery outside of Australia, a notice is deemed given:
(i)
when delivered, if received during business hours in the place of delivery; or
(ii)
otherwise, at 9.00 am in the relevant time zone in the place of delivery on the International Business Day immediately following the date of such delivery.
(d)
When sent by e-mail transmission, a notice is deemed given:
(i)
one hour after the time at which such transmission was sent (the E-mail Time), if such time falls within business hours in the place of delivery;
(ii)
otherwise, if sent to the Company and the E-mail Time is outside of business hours in the place of delivery, at 9.00 am Perth time on the Business Day immediately following the date of the E-mail Time; or
(iii)
otherwise, if sent to the Investor and the E-mail Time is outside of business hours in the place of delivery, at 9.00 am in the relevant time zone in the place of delivery on the Business Day or International Business Day (as applicable in the place of delivery) immediately following the date of the E-mail Time, unless the sender receives an automated message that the email has not been delivered.

18.9.
mendments and waivers
(a)
Any term of this Agreement may be amended, supplemented, or modified, only by an instrument in writing signed by each Party.
(b)
Any obligation of a Party under this Agreement may be extended or waived only by an instrument in writing signed by the other Party.
(c)
No waiver of any default with respect to any provision of this Agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default, or a waiver of any other provision nor does any delay or omission of any Party to exercise any right under this Agreement in any manner impair the subsequent exercise of any such right.
18.10.
Legal Costs
(a)
Except any due diligence fees or as set out in this clause 18.10, each Party must bear its own legal costs in connection with the preparation of this Agreement.
(b)
The Company acknowledges that it has paid to the Investor a non-refundable structuring fee of US$25,000 and agree to further pay the Investor any unpaid Investor’s legal costs in connection with this Agreement and the Contemplated Transactions, to a maximum of US$25,000.

18.11.
Additional expenses
(a)
The Company must reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor in connection with any amendment, modification or waiver of this Agreement, including, without limitation, reimbursement of reasonable legal fees and disbursements.
18.12.
Severability and supervening legislation
(a)
Every provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any relevant jurisdiction (each, a Deficiency) is, as to such jurisdiction, ineffective to the extent of such Deficiency, but the provision must be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such Deficiency does not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or render Deficient such or any other provision of this Agreement in any other jurisdiction.
(b)
To the extent not prohibited by applicable Law, the Parties waive and exclude any provision of Law, current or future, which renders any provision of this Agreement Deficient in any respect.
(c)
Paragraphs (a) and (b) of this clause 18.12 are of no force or effect to the extent that the consequence of enforcing the remainder of this Agreement without the Deficient provision would be to cause either Party to lose the material benefit of its economic bargain.
(d)
To the extent not prohibited by applicable Law, the Parties waive and exclude any provision of Law, current or future, which operates to vary the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document so that the Investor’s rights, powers, benefits, economic benefit, economic burden or remedies are adversely affected (including by way of delay or postponement).
18.13.
Entire Agreement
(a)
This Agreement supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates and persons acting on their behalf with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement.
(b)
Except as specifically set out in this Agreement, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to the subject matter of this Agreement.
18.14.
Governing law and submission to jurisdiction
(a)
This Agreement is governed by and must be construed according to the law applying in Western Australia.
(b)
Each party irrevocably:
(i)
submits to the non-exclusive jurisdiction of the courts of Western Australia and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to, arising out of, or in connection with, any Transaction Documents and/or Contemplated Transactions;
(ii)
waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 18.14(b)(i); and
(iii)
agrees that a judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law, and for purposes of this provision, submits to the jurisdiction of the courts of such jurisdiction in which the judgment is being enforced.
(c)
Service of process in connection with any proceedings in Australia relating to any matter arising out of this Agreement may be served on each party anywhere in the world by the same methods as are specified for the giving of notices under this agreement.

[Remainder of this page left intentionally blank]

Executed as an agreement.

Company

Executed in accordance with section 127 of the Corporations Act 2001 by Novonix Limited ACN 157 690 830

Director Signature	Director / Secretary Signature

Anthony Bellas	Suzanne Yeates
Print Name	Print Name

Investor

Executed for and on behalf of
YA II PN, Ltd:

Authorised Signatory

Matt Beckman
Print Name

Schedule 1 – Company representations and warranties

(a)
(status) the Company is a body corporate validly existing under the laws of its place of incorporation or establishment;
(b)
(corporate power) the Company has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;
(c)
(corporate action) the Company has taken all necessary corporate action to authorise the entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement. On each Drawdown Date, full beneficial title in the Convertible Debentures issued pursuant to clause 2.1 will vest in the Investor;
(d)
(accuracy and completeness):
(i)
all information relating to the Company and the Group and the Company and/or the Group’s operations provided to the Investor or its advisors in connection with the proposed investment by the Investor in the Company as contemplated by this Agreement, and all information publicly disclosed by the Company, is true in all material respects and is not by omission or otherwise misleading or deceptive in any material respect;
(ii)
nothing has occurred which renders any of the material which has been disclosed to the Investor or its advisors, or which has been publicly disclosed by the Company, inaccurate in any material respect; and
(iii)
the Company has responded to all of the requests for information submitted to them in writing through by the Investor or its advisors in good faith and all such responses are true and accurate in all material respects;
(e)
(disclosure compliance) the Company has complied with all its disclosure requirements under the Corporations Act and the Listing Rules and there is no material information or circumstance which the Company is obliged to notify ASX about pursuant to Listing Rule 3.1 and it has not withheld any information in reliance on the exemption in Listing Rule 3.1A (other than the existence of this Agreement and the transactions contemplated by it);
(f)
(compliance with laws) the Company and the Group have in all material respects complied with all laws, regulations and Governmental Authorisations applicable to the conduct of their business, and no Governmental Authority has alleged in writing that any entity within the Group is in contravention of any laws, regulations or licenses applicable to that entity of the Group that will, or would reasonably be likely to, have a Material Adverse Effect on that entity;
(g)
(binding obligation) this Agreement is the Company's valid and binding obligation;
(h)
(share issues) except for the LGES Convertible Notes on issue from time to time and under the terms of the LGES Subscription Agreement, there are no agreements, arrangements or understandings in force or securities issued which call for the present or future issue of, or grant to any person the right to require the issue of, any Shares or other securities in the Company and the

Convertible Debentures issued pursuant to clause 2 will not be issued in violation of any pre-emptive or other similar rights;
(i)
(no contravention) neither the entry into nor performance by the Company of this Agreement nor any transaction contemplated under this Agreement violates in any material respect any provision of any judgment binding on it, its constituent documents, any law or any document, agreement or other arrangement binding on it or its assets;
(j)
(consents/approvals) except for the approval of ASX for quotation of the Shares to be issued on conversion of the Convertible Debentures to the Official List of ASX, no consent, approval, Governmental Authorisation, order, registration or qualification of or with any Governmental Authority or any other person is required for the Company to perform its obligations under this Agreement;
(k)
(no finder) neither the Company nor any party acting on its behalf has paid or become liable to pay any fee or commission to any broker, finder or intermediary for or on account of transactions contemplated by this Agreement;
(l)
(solvency) no Group Company is Insolvent;
(m)
(Employee):
(i)
each Group Company has complied in all material respects with all obligations arising under law, equity or statute, award, enterprise agreement or other instrument made or approved under any law with respect to its employment of its Employees (including its former employees and under Australian modern awards);
(ii)
as at the date of this Agreement, no Group Company has agreed to a share incentive scheme or share option scheme with an Employee or other person beyond those amounts contained in the information provided to the Investor; and
(iii)
so far as the Group is aware, there are no outstanding Claims, nor have there been any Claims within the 3 years preceding the date of this Agreement:
(A)
by or on behalf of any Employee or any former employee of a Group Company against any Group Company; or
(B)
by or on behalf of any Group Company against any Employee or any former employee of a Group Company.
(n)
(U.S. compliance)
(i)
(Private placement) Assuming the accuracy of the Investor’s representations set forth in Schedule 2, the offer and sale of the Securities to the Investor, as contemplated by this Agreement, does not require registration of the offer and sale of the Securities under the Securities Act.
(ii)
(Sanctions) Neither the Company, nor any Group Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Group Company, is a person that is, or is owned or controlled by a person that:
(A)
is on the list of “Specially Designated Nationals” and “Blocked Persons” maintained by OFAC from time to time;
(B)
is the subject of any Sanctions;

(C)
has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Schedule 2 – Investor representations and warranties

(a)
(Organisation, good standing and qualification)
(i)
The Investor is a validly existing company and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement.
(ii)
The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties.
(iii)
The Investor is not in violation or default of any of the provisions of its constitution, certificate of formation, or other organisational or charter documents.
(b)
(Authorisation) The execution, delivery and performance by the Investor of the Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
(c)
(Sophisticated investor) The Investor (i) is a sophisticated investor for the purposes of section 708(8) of the Corporations Act and an “accredited investor” as defined in Regulation D promulgated under the Securities Act, experienced in investing in securities of a speculative nature and as such has knowledge and experience of financial and business matters and is capable of independently assessing the merits and deficiencies of an investment in the Company, (ii) has had reasonable opportunity to ask questions of and receive answers from persons acting on behalf of the Company concerning the Contemplated Transactions, and all such questions have been answered to the full satisfaction of the Investor, and(iii)represents that it is purchasing the Convertible Debentures solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act).

Annexure A – Form of CEO Certificate

[Print on letterhead of Novonix Limited]

To: YA II PN, Ltd

Attention: [Insert]

Date:

I certify, on behalf of Novonix Limited ACN 157 690 830 (Company) that, as at the date of this certificate:

(a)
the Company has performed or complied in all material respects with all agreements and covenants required, prior to the Drawdown, to be performed or complied with by the agreement between the Company and YA II PN, Ltd dated as of the date of this letter (the Agreement);
(b)
all conditions to the Drawdown under clause 8 of the Agreement have been satisfied.

For the purposes of this certificate, capitalised terms have the meaning given to them in the Agreement.

Signed for and on behalf of Novonix Limited:

Signature

Name

Position

Annexure B – Drawdown Statement

[Print on letterhead of Company]

This Drawdown Statement is given in connection with the Funding Agreement (Agreement) dated on or about , 2025 between Novonix Limited (Company), and YA II PN, Ltd (Investor).

Capitalised terms used in this Drawdown Statement have the meanings given to them in the Agreement, unless otherwise defined in this Drawdown Statement.

The Company acknowledges and agrees that the amount of US$[Insert] will be disbursed in accordance with this Drawdown Statement.

The Company represents and warrants to the Investor that the wiring instructions for the amount set out in Schedule “A” to this Drawdown Statement are true and correct.

Face Value of [First / Second / Additional] Drawdown Convertible Debenture	US$[Insert]

First/Second/Final / Additional Drawdown Amount	US$[Insert]

Less: [Legal costs, others]	US$([Insert])

Net amount payable to the Company	US$[Insert]

Signed for and on behalf of Novonix Limited ACN 157 690 830:

Signature

Name

Position

Schedule “A”

Wire Instructions

Account name: Novonix Limited

Bank, branch: [insert]

BSB: [insert]

SWIFT: [insert]

Account Number: [insert] (US$ Only)

Annexure C – Conversion Notice

[DATE]

To Novonix Limited (Company)

via email:

The undersigned hereby elects to convert a portion of the outstanding principal and interest on the Funding Agreement among Novonix Limited (Company) and YA II PN, Ltd (Investor), as set forth below into ordinary shares in the capital of the Company, according to the conditions stated therein, as of the date hereof.

1	Conversion Notice Date
2	Number of Convertible Debentures to be converted
3	Aggregate Face Value to be converted (US$1 per Convertible Debenture)
4	Accrued interest to be converted
5	Conversion Amount in US$ ((3) plus (4)) [less the Net Q1 Interest Amount]
6	Exchange Rate
7	Conversion Amount in A$ ((5) multiplied by (6))
8	Conversion Price
9	Number of Conversion Shares to be issued (7 divided by 8) (Rounded up to the next whole number)

Please issue the conversion shares to our account as follows:

[INSERT]

Signed for and on behalf YA II PN, Ltd
Authorised signatory
Name:

Annexure D – Early Redemption Notice

[Print on letterhead of Company]

This Early Redemption Notice is given in connection with the Funding Agreement (Agreement) dated on or about , 2025 between Novonix Limited (Company), YA II PN, Ltd (Investor).

Capitalised terms used in this Early Redemption Notice have the meanings given to them in the Agreement, unless otherwise defined in this Early Redemption Notice.

The Company acknowledges and agrees that the average of the seven (7) daily VWAPs immediately before the date of the Early Redemption Notice is [less than or equal to] the Fixed Conversion Price and that it wishes to redeem all of the [Amount Outstanding] in accordance with clause 4.1 of the Agreement.

[Amount Outstanding] as at the date of this Early Redemption Notice:	US$[insert]

Amount to be redeemed in accordance with this Early Redemption Notice:	US$[Insert]

Signed for and on behalf of Novonix Limited:

Signature

Name

Dated